exhibit3a

File# C18684-99
JUL 30 1999

                     ARTICLES OF INCORPORATION

                                OF

                     HERITAGE SCHOLASTIC CORP.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:


                            ARTICLE ONE
                               NAME

The name of the corporation is HERITAGE SCHOLASTIC CORP.


                            ARTICLE TWO
                             LOCATION

The registered office of this corporation is at 318 North Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.


                           ARTICLE THREE
                             PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.


                           ARTICLE FOUR
                           CAPITAL STOCK

The   amount  of  the  total  authorized  capital  stock  of   this
corporation is 25,000 shares each without par value. Such shares are non-assessable.


                           ARTICLE FIVE
                             DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

                         Charles E. Parks
                         318 North Carson Street, Suite 214
                         Carson City NV 89701


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                            ARTICLE SIX

                  ELIMINATING PERSONAL LIABILITY


Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions, which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.


                           ARTICLE SEVEN
                           INCORPORATORS

The name and address of the incorporator is: State Agent and Transfer Syndicate, Inc., 318 North Carson Street, Suite 214, Carson City, Nevada 89701.

                           ARTICLE EIGHT
                        PERIOD OF EXISTENCE


The period of existence of this corporation shall be perpetual.

                           ARTICLE NINE
              AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special I meeting of shareholders upon lawful notice.


                            ARTICLE TEN
                         VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.



IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER SYNDICATE, INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make,


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file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, July 26, 1999.

                              INCORPORATOR:



                              /s/ Cher Falk
                              Cher Falk for
                              State Agent and Transfer Syndicate, Inc.


STATE OF NEVADA

COUNTY OF CARSON CITY


On July 26, 1999, Cher Falk personally appeared before me, a notary public, and executed the above instrument.


                              /s/ Liana Comeaux
                              -------------------
                              SIGNATURE OF NOTARY



                     CERTIFICATE OF ACCEPTANCE
                 OF APPOINTMENT BY RESIDENT AGENT


State Agent and Transfer Syndicate, Incorporated hereby certifies that on July 26, 1999, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.


IN WITNESS WHEREOF, I have hereunto set my hand this July 26, 1999.




                              /s/ Cher Falk
                              -------------
                              Cher Falk for
                              State Agent and Transfer Syndicate, Inc.


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